EXHIBIT 23.01

CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Reliance Steel & Aluminum Co. 1994 Incentive and Non-Qualified Stock Option Plan, as amended, and the 1989 Employee Non-Qualified Stock Option Plan of our report dated February 10, 2003, with respect to the consolidated financial statements and schedule of Reliance Steel & Aluminum Co. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Long Beach, California

March 25, 2002